      As filed with the Securities and Exchange Commission on July 11, 2002
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                                04-3072771
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                Identification No.)

            1200 Enclave Parkway
               Houston, Texas                               77077
 (Addresses of Principal Executive Offices)               (Zip Code)

                                                 Cabot Oil & Gas Corporation
        Cabot Oil & Gas Corporation              Second Amended and Restated
        Second Amended and Restated               1994 Non-Employee Director
       1994 Long-Term Incentive Plan                  Stock Option Plan

                            (Full title of the plans)

                                Lisa A. Machesney
                           Cabot Oil & Gas Corporation
                              1200 Enclave Parkway
                              Houston, Texas 77077
                     (Name and address of agent for service)

                                 (281) 589-4600
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

                                                            Proposed            Proposed maximum       Amount of
      Title of securities           Amount to be     maximum offering price    aggregate offering    registration
       to be registered              registered           per share(1)              price(1)              fee
      -------------------           ------------     -----------------------   ------------------    ------------
Common Stock, par value $.10          1,400,000 (3)           $21.63               $30,282,000          $2,786
 per share(2)

(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices reported in the consolidated reporting system for the Common Stock on the New York Stock Exchange on July 8, 2002.

(2) Includes the Right to Purchase Preferred Stock associated with the Common Stock.

(3) These shares represent the aggregate amount of additional shares that were added to the plans pursuant to amendments to such plans that were adopted by the stockholders of the Company on May 3, 2001.

                                EXPLANATORY NOTE

     This registration statement is being filed by Cabot Oil & Gas Corporation pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. This registration statement registers an additional 1,200,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of Cabot Oil & Gas Corporation, a Delaware corporation, that may be issued from time to time pursuant to the Second Amended and Restated 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation and an additional 200,000 shares of Common Stock that may be issued from time to time pursuant to the Second Amended and Restated 1994 Non-Employee Director Stock Option Plan of Cabot Oil & Gas Corporation. Cabot Oil & Gas Corporation previously registered an aggregate of 2,800,000 shares of Common Stock to be issued from time to time pursuant to these plans in the form of (a) a Registration Statement on Form S-8 (Registration No. 33-53723) filed with the Securities and Exchange Commission (the "Commission") on May 20, 1994, as amended by Post-Effective Amendment No. 1 to Form S-8 filed with the Commission on April 12, 2000 and (b) a Registration Statement on Form S-8 (Registration Statement No. 333-37632) filed with the Commission on May 23, 2000. Those registration statements, as so amended, are incorporated herein by this reference. Filed as exhibits hereto are the following:

Incorporation of Documents by Reference.

     The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Cabot Oil & Gas Corporation ("Cabot") are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     o Cabot's annual report on Form 10-K for the fiscal year ended December 31, 2001, as amended by a Form 10-K/A filed on June 28, 2002;

     o Cabot's quarterly report on Form 10-Q for the quarter ended March 31, 2002; and

     o Cabot's current report on Form 8-K filed with the SEC on July 1, 2002, as amended by a Form 8-K/A filed on July 3, 2002.

     All documents filed by Cabot with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibits.

Exhibit
Number   Description
-------  -----------
*4.1 Certificate of Incorporation of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.2 Certificate of Amendment of Certificate of Incorporation (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.3 Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10447).

*4.4 Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.5 Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

*4.6 Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.7 Rights Agreement dated as of March 28, 1991 between the Company and The First National Bank of Boston, as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Registration Statement on Form 8-A of the Company, File No. 1-10447).

            (a) Amendment No. 1 to the Rights Agreement dated February 24,
                1994 (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10447).

            (b) Amendment No. 2 to the Rights Agreement dated December 8, 2000
                (incorporated herein by this reference to the Current Report on Form 8-K dated December 8, 2000, File No. 1-10447).

*4.8 Second Amended and Restated 1994 Long-Term Incentive Plan of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

*4.9 Second Amended and Restated 1994 Non-Employee Director Stock Option Plan of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

 5          Opinion of Baker Botts L.L.P.

15          Awareness Letter of PricewaterhouseCoopers LLP.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Miller and Lents, Ltd.

23.3        Consent of Baker Botts L.L.P. (included in Opinion filed as
            Exhibit 5 to this registration statement).

24          Powers of Attorney (included in the signature pages hereof).
------------------

* Incorporated by reference as indicated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 11, 2002.

                           CABOT OIL & GAS CORPORATION

                           By: /s/ Dan O. Dinges
                               ---------------------------------------------
                               Dan O. Dinges
                               Chairman, Chief Executive Officer and President

     Each person whose signature appears below appoints Scott C. Schroeder and Lisa A. Machesney, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 11, 2002.

Signature                             Title
---------                             -----

        /s/ Dan O. Dinges             Chairman, Chief Executive Officer and
-----------------------------------   President
         Dan O. Dinges


      /s/ Scott C. Schroeder          Vice President, Chief Financial Officer
-----------------------------------   and Treasurer (Principal Financial
         Scott C. Schroeder           Officer)


      /s/ Henry C. Smyth              Vice President and Controller
-----------------------------------   (Principal Accounting Officer)
         Henry C. Smyth

     /s/ Robert F. Bailey             Director
-----------------------------------
         Robert F. Bailey

     /s/  Henry O. Boswell            Director
-----------------------------------
         Henry O. Boswell

     /s/ John G. L. Cabot             Director
-----------------------------------
         John G. L. Cabot

     /s/ James G. Floyd               Director
-----------------------------------
         James G. Floyd

     /s/ C. Wayne Nance               Director
-----------------------------------
         C. Wayne Nance

     /s/ P. Dexter Peacock            Director
-----------------------------------
         P. Dexter Peacock

     /s/ Arthur L. Smith              Director
-----------------------------------
         Arthur L. Smith

     /s/ William P. Vititoe           Director
-----------------------------------
         William P. Vititoe

                                INDEX TO EXHIBITS

Exhibit
Number      Description
-------     -----------
*4.1        Certificate of Incorporation of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.2 Certificate of Amendment of Certificate of Incorporation (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.3 Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10447).

*4.4 Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Current Report on Form 8-K of the Company dated July 1, 2002, File No. 1-10447).

*4.5 Amended and Restated Bylaws of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

*4.6 Form of Certificate of Common Stock of the Company (incorporated herein by this reference to the Registration Statement on Form S-1 of the Company (Registration No. 33-32553)).

*4.7 Rights Agreement dated as of March 28, 1991 between the Company and The First National Bank of Boston, as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by this reference to the Registration Statement on Form 8-A of the Company, File No. 1-10447).

            (a) Amendment No. 1 to the Rights Agreement dated February 24, 1994 (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, File No. 1-10447).

            (b) Amendment No. 2 to the Rights Agreement dated December 8, 2000 (incorporated herein by this reference to the Current Report on Form 8-K dated December 8, 2000, File No. 1-10447).

*4.8 Second Amended and Restated 1994 Long-Term Incentive Plan of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

*4.9 Second Amended and Restated 1994 Non-Employee Director Stock Option Plan of the Company (incorporated herein by this reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, File No. 1-10447).

 5          Opinion of Baker Botts L.L.P.

15          Awareness Letter of PricewaterhouseCoopers LLP.

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Miller and Lents, Ltd.

23.3        Consent of Baker Botts L.L.P. (included in Opinion filed as
            Exhibit 5 to this registration statement).

24          Powers of Attorney (included in the signature pages hereof).
------------
* Incorporated by reference as indicated.